Exhibit 99.1

Cyclerion Appoints Regina Graul, Ph.D., as President

– Dr. Graul will lead the rebuild of Cyclerion, bringing more than two decades of drug making experience, R&D portfolio leadership, and a deep expertise in company strategy –

– Peter Hecht, Ph.D., will continue to work closely with Cyclerion leadership as a strategic consultant and longstanding board member; steps down from CEO role –

CAMBRIDGE, Mass., December 4, 2023 – Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a biopharmaceutical company on a mission to develop treatments for serious diseases, today announced that Regina Graul, Ph.D., has joined the company as president, effective immediately. As Cyclerion’s president, she will lead the organization and will work closely with, and report directly to, the board of directors. She will be responsible for creating, implementing, and executing strategy as well as building a uniquely talented cross-functional management team.

With Graul’s arrival, transitional commitments under the asset purchase agreement with Tisento Therapeutics completed, and general expense reductions largely in place, founding chief executive officer Peter Hecht, Ph.D. has completed his transitional assignment. As a result, he is stepping away from an operational role at Cyclerion, effective immediately, and will continue to work with Dr. Graul and her team as a strategic consultant and board director going forward.

“I am thrilled to be joining Cyclerion at this pivotal moment. The recent additions of Dina Katabi and Michael Higgins as board members and the evolution of Cyclerion’s board and management team provide a key inflection point to re-envision the company’s future,” said Dr. Graul. “As we evaluate our existing assets and identify external value-creating opportunities, cutting-edge innovation and addressing unmet patient needs will be central tenets. Together with our outstanding board of directors, I look forward to building Cyclerion’s capabilities for its next chapter to bring meaningful medicines to the patients who need them most.”

“I am optimistic about the future of Cyclerion with Regina shepherding the company, a top-notch board of directors, promising existing assets, and a strategy for growth and evolution through external innovation,” said Dr. Hecht. “Having worked with Regina personally for years at Microbia, Ironwood, and Cyclerion, I can attest to her effective leadership style, savvy sense of strategy, and ability to identify and advance promising science. I look forward to working with her and the rest of the board as we build the next phase of the company and seek to make important progress on behalf of patients.”

Regina most recently served as vice president, program executive at EQRx, where she led cross-functional development teams in oncology, using the latest in clinical innovation to create and deliver sustainable solutions. Previously, she served as olinciguat program lead at Cyclerion where she oversaw all aspects of olinciguat research and development. She began her industry career at Ironwood Pharmaceuticals (formerly Microbia Inc.) after completing a postdoctorate at MIT. She received her Ph.D. in synthetic organic chemistry from Rice University and her B.A. in chemistry from Saint Anselm College.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments for serious diseases. Cyclerion acquired 10 percent equity ownership in Tisento Therapeutics as part of an asset sale agreement in which Tisento acquired the brain-penetrant soluble guanylate cyclase (sGC) stimulators zagociguat and CY3018 acquired from Cyclerion. Cyclerion’s current portfolio includes novel

sGC stimulators, namely praliciguat and olinciguat, as well as multiple research stage molecules. Praliciguat is a systemic sGC stimulator that is exclusively licensed to Akebia. Olinciguat is a vascular sGC stimulator that Cyclerion intends to out-license for cardiovascular diseases. Concurrently, Cyclerion is also evaluating other activities aimed at enhancing shareholder value, which potentially include collaborations, licenses, mergers, acquisitions and/or other targeted investments.

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should”, “positive”, or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about pursuing collaborations, licenses, mergers, acquisitions and/or other targeted investments aimed at enhancing shareholder value. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, those under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 22, 2023 and in our Form 10-Q filed with the SEC on July 28, 2023, as well as our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

Investor & Media Relations

Phone: 857-327-8778

Email: IR@cyclerion.com